EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11281, 333-17593, 333-29787, 333-39693, 333-52357, 333-79599, 333-87635, 333-89891, 333-51380, 333-57698, 333-67292, 333-101262) and Form S-3 (No. 333-36557) of Premiere Global Services, Inc. (f/k/a PTEK Holdings, Inc.) of our report dated March 27, 2003 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

March 14, 2005